                                                                 EXHIBIT m(1)(b)


                                 AMENDMENT NO. 1
                                       TO
                            MASTER DISTRIBUTION PLAN

         The Master Distribution Plan (the "Plan"), dated as of June ____, 2001, pursuant to Rule 12b-1 of AIM Variable Insurance Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

                               (SERIES II SHARES)

                               (DISTRIBUTION FEE)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                                    DISTRIBUTION
         PORTFOLIO:                                                   FEE:
         ----------                                               ------------
         AIM V.I. Aggressive Growth Fund                              0.25%
         AIM V.I. Balanced Fund                                       0.25%
         AIM V.I. Basic Value Fund                                    0.25%
         AIM V.I. Blue Chip Fund                                      0.25%
         AIM V.I. Capital Appreciation Fund                           0.25%
         AIM V.I. Capital Development Fund                            0.25%
         AIM V.I. Dent Demographic Trends Fund                        0.25%
         AIM V.I. Diversified Income Fund                             0.25%
         AIM V.I. Global Utilities Fund                               0.25%
         AIM V.I. Government Securities Fund                          0.25%
         AIM V.I. Growth and Income Fund                              0.25%
         AIM V.I. Growth Fund                                         0.25%
         AIM V.I. High Yield Fund                                     0.25%
         AIM V.I. International Equity Fund                           0.25%
         AIM V.I. Mid Cap Equity Fund                                 0.25%
         AIM V.I. Money Market Fund                                   0.25%
         AIM V.I. New Technology Fund                                 0.25%
         AIM V.I. Value Fund                                          0.25%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: __________________________

                                            AIM VARIABLE INSURANCE FUNDS
                                            (on behalf of its Series II Shares)



Attest:                                     By:
         -----------------------------          -----------------------------
             Assistant Secretary                    Robert H. Graham
                                                     President